UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 13, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On January 13, 2026, American Resources Corporation (“AREC” or the “Company”) received a letter from Nasdaq Regulation (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5620(a), which requires listed companies to hold an annual meeting of shareholders within twelve months of the end of their fiscal year. The Company did not hold an annual meeting of shareholders within twelve months of its fiscal year ended December 31, 2024.

The notice of noncompliance has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market. Pursuant to the Nasdaq Listing Rules, the Company has 45 calendar days, or until February 27, 2026, to submit a plan to regain compliance, which must include the scheduling and timing of its annual meeting of shareholders. If Nasdaq accepts the Company’s plan, Nasdaq may grant an exception of up to 180 calendar days from the Company’s fiscal year end of December 31, 2025, or until June 29, 2026, for the Company to regain compliance.

The delay in convening the annual meeting was administrative in nature and was not the result of any disagreement among shareholders or the Board of Directors. The Company has submitted, or intends to submit, its plan to Nasdaq and has commenced the process to convene its annual meeting of shareholders. The Company is committed to executing its compliance plan in accordance with Nasdaq Listing Rule 5810(c)(2)(G) and expects to hold its annual meeting within the timeframe permitted under any exception granted by Nasdaq. The Company does not anticipate any difficulty in satisfying the requirements of its compliance plan and expects to regain full compliance with Nasdaq Listing Rule 5620(a) following the annual meeting.

Item 9.01.1.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notification Letter from Nasdaq dated January 13, 2026

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: January 16, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Executive Chairman

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